UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2020

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38978	47-4839948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2020, the Board of Directors (the “Board”) of Fulcrum Therapeutics, Inc. (the “Company”), upon recommendation from the Nominating and Corporate Governance Committee of the Board, elected Katina Dorton as a member of the Board, effective immediately. Ms. Dorton will serve as a Class III director with a term expiring at the Company’s 2022 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal. Ms. Dorton was also elected to serve on the Audit Committee of the Board and has been appointed as Chair of the Audit Committee. The Board has determined that Ms. Dorton is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations. The election of Ms. Dorton brings the size of the Board to seven members.

Ms. Dorton most recently served as Executive Vice President and Chief Financial Officer at Repare Therapeutics, an oncology company focused on DNA damage repair and synthetic lethality, and prior to that, Chief Financial Officer at AVROBIO, a gene therapy company focused on rare disease. Previously, Ms. Dorton spent more than 15 years as an investment banker, advising companies and their Boards on capital markets, fund raising, mergers and acquisitions and other strategic transactions. She was a Managing Director at Morgan Stanley and a Managing Director at Needham & Co. She also served as an attorney in private practice at Sullivan & Cromwell. Ms. Dorton currently is on the Board of Directors at US Ecology, an environmental services company. Ms. Dorton holds a J.D. from the University of Virginia School of Law, an M.B.A. from George Washington University and a B.A. from Duke University.

There are no arrangements or understandings between Ms. Dorton and any other persons pursuant to which she was elected as a director. There are no transactions in which Ms. Dorton has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Ms. Dorton will receive compensation for her service as a non-employee director and for committee service in accordance with the Company’s director compensation program, a copy of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-232260) filed with the Securities and Exchange Commission on July 8, 2019, including the award of a one-time nonqualified stock option under the Company’s 2019 Stock Incentive Plan to purchase 18,571 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) at an exercise price of $15.86 per share, which was equal to the closing price of the Common Stock on the Nasdaq Global Market on the effective date of Ms. Dorton’s election.

In connection with her election, the Company and Ms. Dorton will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-232260) filed with the Securities and Exchange Commission on June 21, 2019. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Dorton for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as a director of the Company.

A copy of the Company’s press release announcing Ms. Dorton’s election is furnished, but not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

99.1	Press Release issued by the Company on January 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: January 6, 2020	By:	/s/ Robert J. Gould
Name: Robert J. Gould
Title: President and Chief Executive Officer